Exhibit 10.3

RESTRICTED STOCK UNIT AGREEMENT
(PERFORMANCE-BASED)

RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of the Grant Date (as stated below), by and between Cabela’s Incorporated, a Delaware corporation (the "Company"), and you as a selected employee of the Company or one of its Subsidiaries (the "Grantee").
WITNESSETH:
WHEREAS, to motivate key employees, consultants, and non-employee directors of the Company and the Subsidiaries by providing them an ownership interest in the Company, the Board of Directors of the Company (the "Board") has established and the stockholders of the Company have approved, the Cabela’s Incorporated 2013 Stock Plan, as the same may be amended from time to time (the "Plan");
WHEREAS, pursuant to the Plan, the Compensation Committee of the Board has authorized the grant to the Grantee of Restricted Stock Units in accordance with the terms and conditions of this Agreement; and
WHEREAS, the Grantee and the Company desire to enter into an agreement to evidence and confirm the grant of such Restricted Stock Units on the terms and conditions set forth herein.
NOW, THEREFORE, to evidence the Restricted Stock Units so granted, and to set forth the terms and conditions governing such Restricted Stock Units, the Company and the Grantee hereby agree as follows:
1.Grant of Performance-Based Restricted Stock Units. The Company hereby evidences and confirms its grant to the Grantee, effective as of the Grant Date, of the number of Restricted Stock Units specified below, subject to the restrictions contained herein. The Restricted Stock Units granted hereunder are grouped into subdivisions referred to herein as “Tranches,” and each Tranche constitutes [ ] of the Restricted Stock Units granted hereunder. Subject to the terms, conditions, and Section 162(m) performance-based vesting requirements set forth herein, one Tranche will vest on each of the [ ] anniversary dates, respectively, of the Grant Date (any such anniversary date being a “Scheduled Vesting Date”). This Agreement is subordinate to, and the terms and conditions of the Restricted Stock Units granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. Any capitalized terms used herein without definition shall have the meanings set forth in the Plan.
2.    Vesting Requirements. The vesting of the Restricted Stock Units (other than pursuant to accelerated vesting in certain circumstances as provided in Section 3(b) below) shall be subject to the satisfaction of the conditions set forth in subsections (a) and (b) of this Section 2:
a.    Section 162(m) Vesting Requirement. The Restricted Stock Units awarded hereunder are subject to performance vesting requirements under this Section 2(a) based upon the achievement of the performance criteria applicable to the Performance Period. The achievement of such performance criteria shall be certified by the Committee pursuant to Section 6.2 of the Plan prior to the payment of any amount to the Grantee under this Agreement. The respective performance criteria shall be established by the Committee within the time frame permitted by Section 162(m). If the performance criteria for the Performance Period are not satisfied, all of the Restricted Stock Units which would have vested if the performance criteria were satisfied shall be immediately forfeited.
b.    Service Vesting Requirement. In addition to the performance vesting requirements of Section 2(a), the right of the Grantee to receive payment of any Tranche shall become vested only if the Grantee remains continuously employed by the Company or a Subsidiary from the date hereof until the Scheduled Vesting Date of such Tranche; provided, however, that nothing set forth herein shall be deemed to modify, qualify, or otherwise derogate from the requirement of Section 6.2 of the Plan that the Committee certify in writing that the applicable performance criteria of Section 2(a) have been satisfied prior to the payment of any amount to the Grantee under this Agreement.
All Restricted Stock Units for which all of the requirements of this Section 2 have been satisfied shall become vested and shall thereafter be payable in accordance with Section 3 hereof.

3.    Settlement; Termination of Employment; Proprietary Matters.
a.    Settlement of Vested Restricted Stock Units.    As promptly and reasonably practicable after the later of (but no later than 60 days following the later of) (i) the date as of which all of the applicable vesting requirements under Section 2 hereof shall have been satisfied for the applicable Tranche; or (ii) the date of certification of achievement of the applicable performance criteria by the Committee, as required under Sections 2(a) hereof, the Company shall transfer and deliver to the Grantee, in book-position or certificate form, one share of Common Stock for each Restricted Stock Unit becoming vested at such time; provided, however, the Company may withhold shares of Common Stock otherwise transferable to the Grantee to the extent necessary to satisfy withholding taxes in accordance with Section 7(e) below.
b.    Termination of Employment.    Notwithstanding anything contained in this Agreement to the contrary, (i) subject to the provisions of Article 8 of the Plan, if the Grantee separates from service due to his death or Disability during the Restriction Period, a pro rata portion of the shares of Common Stock underlying the Restricted Stock Units then held by Grantee shall vest as of the separation of service and no longer be subject to the Restriction Period and all Restricted Stock Units for which the Restriction Period has not then lapsed shall be forfeited and canceled as of the date of such separation of service, and (ii) if the Grantee's employment is terminated for any other reason during the Restriction Period, any Restricted Stock Units held by the Grantee which have not vested shall be forfeited and canceled as of the date of such termination. The date of termination of employment shall be deemed to be the date on which notice of termination of employment is given by the Company or any Subsidiary to the Grantee without regard to any period of notice of termination of employment in such notice of termination or to which the Grantee may be entitled at law. If Restricted Stock Units become vested pursuant to Section 3(b)(i) above, then, as promptly and reasonably practicable after such vesting, but no later than 60 days following such vesting, the Company shall transfer and deliver to the Grantee or the Grantee’s estate or personal representative, in book-position or certificate form, one share of Common Stock for each Restricted Stock Unit becoming vested at such time.

c.    Proprietary Matters Agreement. The Grantee acknowledges that, as a condition to granting the Restricted Stock Units, the Company has required the Grantee to enter into a Proprietary Matters Agreement with the Company pursuant to Section 3.2 of the Plan. If a substantially similar agreement has been executed in connection with the prior grant of Awards, the Grantee hereby affirms such agreement; provided, if the Company requires the Grantee to execute a new Proprietary Matters Agreement (the “New Agreement”), the Grantee acknowledges that the New Agreement shall constitute a complete amendment and restatement of any such previously executed agreement.
4.    Grantee's Representations, Warranties, and Covenants. The Grantee understands, acknowledges, and agrees that the Restricted Stock Units, and any shares of Common Stock, may not be transferred, sold, pledged, hypothecated, or otherwise disposed of except to the extent expressly permitted hereby and at all times in compliance with the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Securities Exchange Commission thereunder, and in compliance with applicable state and non-U.S. securities laws.
5.    Grantee's Rights with Respect to Performance-Based Restricted Stock Units.
a.    Restrictions on Transferability. Except as provided in the Plan, the Restricted Stock Units granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated, or otherwise disposed of or encumbered (including without limitation by gift, operation of law, or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon the Grantee's death; provided that the deceased Grantee's beneficiary or representative of the Grantee's estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Grantee.
b.    Rights as Stockholder. Except as otherwise provided herein, the Grantee shall have no rights as a stockholder with respect to the Restricted Stock Units awarded hereunder prior to the date of issuance to the Grantee of such shares of Common Stock in book-position or certificate form. Any securities issued to or received by the Grantee with respect to Restricted Stock Units as a result of a stock split, a dividend payable in capital stock or other securities, a combination of shares, or any other change or exchange of the Restricted Stock Units for other securities, by reclassification, reorganization, distribution, liquidation, merger, consolidation, or otherwise, shall have the same status as the Restricted Stock Units and shall be held by the Company if the Restricted Stock Units are being so held, unless otherwise determined by the Committee.
6.    Recapitalization; Change in Control. In the event of a recapitalization subject to Section 4.4 of the Plan or a Change in Control of the Company, the Grantee’s rights with respect to any Restricted Stock Units granted pursuant to this Agreement shall be governed by the terms and conditions of the Plan.

7.    Miscellaneous.
a.    Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Grantee, as the case may be, at the following addresses or to such other address as the Company or the Grantee, as the case may be, shall specify by notice to the others:
i.    if to the Company, to:
Cabela's Incorporated
One Cabela Drive
Sidney, NE 69160
Attention: Legal Department

ii.    if to the Grantee, to the Grantee at the address then appearing in the personnel records of the Company for the Grantee. All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof, provided that the party giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice is being sent.
b.    Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy, or claim under or in respect of any agreement or any provision contained herein.
c.    Waiver; Amendment.
i.    Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement, and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants, or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party's or beneficiary's rights or privileges hereunder or shall be deemed a waiver of such party's or beneficiary's rights to exercise the same at any subsequent time or times hereunder.
ii.    Amendment. This Agreement may not be amended, modified, or supplemented orally, but only by a written instrument executed by the Grantee and the Company.
d.    Assignability. Neither this Agreement nor any right, remedy, obligation, or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other party; provided that the Company may assign all or any portion of its rights hereunder to one or more persons or other entities designated by it in connection with a Change in Control of the Company.
e.    Tax Withholding.    The Company may require the recipient of the shares of Common Stock to remit to the Company an amount in cash sufficient to satisfy the statutory minimum U.S. federal, state, and local and non-U.S. tax withholding requirements as a condition to the issuance of such shares of Common Stock. In the event any cash is paid to the Grantee or the Grantee's estate or beneficiary pursuant to Section 6 hereof or Article 8 of the Plan, the Company shall have the right to withhold an amount from such payment sufficient to satisfy the statutory minimum U.S. federal, state, and local and non-U.S. tax withholding requirements. The Committee may, in its discretion, require or permit the Grantee to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company withhold the least number of shares of Restricted Stock Units having a Fair Market Value sufficient to satisfy all or part of the Grantee's estimated total statutory minimum U.S. federal, state, and local and non-U.S. tax withholding obligation with respect to the issuance of or lapse of restrictions on the shares of Common Stock.
f.    Applicable Law. As a corporation organized under the laws of the State of Delaware, the Company has an interest in having Delaware law applied to contracts with its employees, as well as disputes with them. Applying Delaware law in this fashion affords the parties predictability as to the law to be applied, as well as uniformity across the Company’s workforce. Consequently, this Agreement shall be considered executed and performable in Delaware and shall be governed by the laws of the State of Delaware, without regard for the conflicts of laws rules of Delaware or any other state.
g.    Consent to Electronic Delivery. By executing this Agreement, Grantee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Grantee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, the Restricted Stock Units, and the shares of Common Stock via the Company’s website or other electronic delivery.
h.    Severability; Blue Pencil. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not be affected thereby. Grantee and the Company agree that the covenants contained in this Agreement are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power, and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.
i.    Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
j.    No Guarantee of Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Grantee's employment at any time, nor to confer upon the Grantee any right to continue in the employ of the Company or any Subsidiary.
k.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
l.    Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used herein shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.
IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the Grant Date.

CABELA'S INCORPORATED

By:
Its:

, Grantee